Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chesapeake Corporation

Chesapeake Corporation 401(k) Savings Plan

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Corporation that will be filed on August 13, 2007 of our report dated June 29, 2007, relating to our audit of the financial statements, which appears in the Annual Report on Form 11-K of Chesapeake Corporation 401(k) Savings Plan for the year ended December 31, 2006.

McGladrey & Pullen, LLP
/s/ McGladrey & Pullen, LLP

Richmond, Virginia

August 13, 2007